UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – MARCH 12, 2009

LUMONALL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	0-28315	13-1026995
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Road, Suite 102
King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01:	Financial Statements and Exhibits.

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 12, 2009, Lumonall, Inc. (“Lumonall” or the “Company”) received notification from Mr. Michael Hetherman that he has resigned as Chief Executive Officer (“CEO”) and as a member of the Board of Directors effective immediately. Mr. Hetherman has served as the Company’s CEO and a member of the Board of Directors since August 28, 2007. Mr. Hetherman’s resignation was voluntary and did not involve a dispute or disagreement with the Company or any of its officers or directors with respect to the Company’s operations, policies or practices.

At a meeting of the Board of Directors on March 16, 2009, the Board accepted the resignations of Mr. Michael Hetherman and appointed Mr. John G. Simmonds, Chairman of the Board of Directors and former CEO as interim CEO.

John G. Simmonds, CEO

Mr. Simmonds has served as a Director of the Company since September 2004, serving as Chairman of the Board since February 2007. He served as Chief Executive Officer of the Company from September 2004 to April 2008.

Mr. Simmonds has upwards of 40 years of experience in various industries, with a particular focus in the gaming and communications industries. He has also served as Chief Executive Officer and Chairman of the Board of Wireless Age Communications, Inc., a public reporting company, since February 2007. He had previously served as Chief Executive Officer and Chairman of the Board of Wireless Age Communications, Inc. from March 2003, resigning as Chief Executive Officer in August 31, 2005, and resigning as Chairman of the Board in April 2006.  In addition, Mr. Simmonds was appointed Chief Executive Officer of Interamerican Gaming, Inc., f/k/a Racino Royale Inc. a public reporting company, in June 2006. He also serves as a director of that company. From June 2005 through February 2006, Mr. Simmonds was a director of Minacs Worldwide, a TSX-listed company. Mr. Simmonds was appointed as a director of Gamecorp Ltd., f/k/a Eiger Technology, Inc., in September 2005. He continues to serve as Chairman of the Board and as a director of Gamecorp Ltd. and was appointed Chief Executive Officer of that company in April 2007. Mr. Simmonds was appointed as Chief Executive Officer and President of Newlook Industries Corp. in September 2005, but resigned those positions in February 2007. Mr. Simmonds was re appointed as Chairman and Chief Executive Officer of Newlook Industries Corp. in July 2007. Mr. Simmonds also served as Chief Executive Officer, Chairman and as a director of Phantom Fiber Corporation (OTCBB: PHMF), formerly Pivotal Self-Service Technologies, Inc. from March 2002 until June 2004.

Mr. Simmonds has agreed to serve as interim CEO without immediate compensation. Mr. Simmonds’ compensation will be negotiated with a committee of the Board of Directors as soon as practical.

Item 9.01:	Financial Statements and Exhibits.

The Company issued a press release describing Mr. Hetherman’s resignation on March 18, 2009, a copy of which is appended hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumonall Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUMONALL, INC.

Date: March 19, 2009	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer